Exhibit 99.(q)(2)(ii)

POWER OF ATTORNEY

Russell S. Reynolds, III, whose signature appears below, does hereby constitute and appoint Richard F. Morris and Robert J. Borzone, Jr., each individually, his true and lawful attorney-in-fact and agent (each an “Attorney-in-Fact”) with power of substitution or resubstitution, in any and all capacities in the furtherance of the business and affairs of ProFunds, Access One Trust and ProShares  Trust  (each  a “Trust”  and  collectively  the  “Trusts”):    (i)  to  execute  any  and  all instruments  which said  Attorney-in-Fact  may deem  necessary  or advisable  or which  may  be required to comply with the Investment Company Act of 1940 and the Securities and Exchange Act of 1933  (together  the “Acts”),  and  any other applicable  federal securities  laws, or rules, regulations or requirements of the U.S. Securities and Exchange Commission in respect thereof, in connection  with the filing and effectiveness  of any Trust Registration Statement on Form N-1A or N-14 pursuant to the Acts, and any and all amendments thereto; and (ii) to execute any and all federal or state regulatory filings, including all applications with regulatory authorities, state charter or organizational documents and any amendments or supplements thereto, to be executed by, on behalf of, or for the benefit of, the Trusts.

The undersigned hereby grants to each Attorney-in-Fact full power and authority to do and perform each and every act and thing contemplated above, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all that said Attorneys-in-Fact, individually or collectively, may lawfully do or cause to be done by virtue hereof.

By signing this Power of Attorney, I hereby revoke and rescind any earlier Power of Attorney signed by me in connection with my role as a Trustee of the Trusts.  This Power of Attorney  shall  be  revocable  at  any  time  by  a  writing  signed  by the  undersigned  and  shall terminate  automatically  with  respect to all Attorneys-in-Fact  named above if the undersigned ceases to be a Trustee of the Trusts.

Dated: December 7, 2015

/s/Russell S. Reynolds, III
Russell S. Reynolds, III